As filed with the Securities and Exchange Commission on April 12, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAITR HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3828008
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200

Lafayette, Louisiana 70501

(337) 534-6881

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas C. Pritchard

General Counsel

Waitr Holdings Inc.

214 Jefferson Street, Suite 200

Lafayette, Louisiana 70501

(337) 534-6881

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morgan J. Hayes

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Phone: (212) 909-6000

Fax: (212) 909-6836

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $150,000,000 of unsold securities which remain unsold as of the date hereof (collectively, the “Unsold Securities”) previously registered by the Registrant’s registration statement on Form S-3 (File No. 333- 230721), which was originally filed with the Commission on April 4, 2019, and declared effective by the Commission on April 26, 2019 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $36,360. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. Accordingly, the Registrant is not paying a registration fee with the filing of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 12, 2022

PROSPECTUS

$150,000,000

WAITR HOLDINGS INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

We may offer and sell, at any time and from time to time, in one or more offerings, any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants; and

•	subscription rights.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “WTRH.” On April 12, 2022, the closing price of our common stock was $0.29 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus, in our other filings with the Securities and Exchange Commission and in any applicable prospectus supplement to read about factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 .

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell in one or more offerings from time to time any combination of securities described in this prospectus up to a maximum aggregate offering price of $150,000,000.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, the documents incorporated by reference herein or therein, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Company,” “we,” “us” and “our” refer to Waitr Holdings Inc. and our subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. Specifically, forward-looking statements may include statements relating to:

•	our future financial performance;

•	the expected benefits from being a public company;

•

the expected benefits and synergies from the transactions contemplated by three substantially identical asset purchase agreements, dated August 25, 2021, pursuant to which the Company and its wholly owned subsidiary, Cape Payments, LLC, closed the asset acquisitions of ProMerchant LLC, Cape Cod Merchant Services LLC and Flow Payments LLC (collectively referred to herein as the “Cape Payment Companies”) (the “Cape Payment Acquisitions”);

•	the markets in which we operate;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include the following:

•

failure to retain existing diners or add new diners or continuing to experience a decrease in number of diners and number of orders or decrease in order sizes on the Company’s technology platform, including the Waitr, Bite Squad and Delivery Due mobile applications (“Platforms”);

•	risk of declines in our delivery service levels or lack of increases in business for restaurants;

•	loss of restaurants on the Platforms, including due to changes in our fee structure;

•	ability to sustain profitability in the future;

•

risks related to our relationships with the independent contractor drivers, including shortages of available drivers, loss of independent contractor drivers, adverse conditions impacting independent contractor drivers, and possible increases in driver compensation;

•	recent inflationary pressures, increased gasoline prices, economic impact resulting from the Ukrainian conflict, and other macroeconomic factors that are largely beyond our control;

•

inability to maintain and enhance our brands, including possible degradation thereto resulting from our comprehensive rebranding initiative to change our corporate name and visual identity, or occurrence of events that damage our reputation and brands, including unfavorable media coverage;

•

seasonality and the impact of inclement weather, including major hurricanes, tropical cyclones, major snow and/or ice storms in areas not accustomed to them and other instances of severe weather and other natural phenomena;

•	inability to manage growth and meet demand;

•	inability to successfully improve the experience of restaurants and diners in a cost-effective manner;

•	changes in our products or to operating systems, hardware, networks or standards that our operations depend on;

•	dependence of our business on our ability to maintain and scale our technical infrastructure;

•	personal data, internet security breaches or loss of data provided by diners or restaurants on our Platforms;

•	inability to successfully expand our operations of facilitating the entry into merchant agreements by and between merchants and third-party payment processing solution providers;

•	inability of third-party payment processing services, of which we may facilitate the entry into merchant agreements, to comply with applicable state or federal regulations;

•	inability to comply with applicable law or standards if we were to become a payment processor at some point in the future;

•	risks related to the credit card and debit card payments we accept;

•	reliance on third-party vendors to provide products and services;

•	substantial competition in technology innovation and distribution and inability to continue to innovate and provide technology desirable to diners and restaurants;

•	failure to pursue and successfully make additional acquisitions;

•	failure to comply with covenants in the agreements governing our debt;

•	additional impairments of the carrying amounts of goodwill or other indefinite-lived assets;

•	dependence on search engines, display advertising, social media, email, content-based online advertising and other online sources to attract diners to the Platforms;

•	loss of senior management or key operating personnel and dependence on skilled personnel to grow and operate our business;

•	inability to successfully integrate and maintain acquired businesses;

•	failure to protect our intellectual property;

•	patent lawsuits and other intellectual property rights claims;

•	potential liability and expenses for existing and future legal claims, including claims that may exceed insurance coverage or are not insured against;

•	our use of open source software;

•	insufficient capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances;

•	unionization of our employees, the magnitude of which increases if our independent contractor drivers were ever reclassified as employees;

•	failure to maintain an effective system of disclosure controls and internal control over financial reporting;

•	the highly competitive and fragmented nature of our industry;

•	dependence on discretionary spending patterns in the areas in which the restaurants on our Platforms operate and in the economy at large;

•	general economic and business risks affecting our industry that are largely beyond our control;

•	the COVID-19 pandemic, or a similar public health threat that could significantly affect our business, financial condition and results of operations;

•	implementation of fee caps by jurisdictions in areas where we operate;

•	failure of restaurants in our networks to maintain their service levels;

•	slower than anticipated growth in the use of the Internet via websites, mobile devices and other platforms;

•	federal and state laws and regulations regarding privacy, data protection, and other matters affecting our business;

•	the potential for increased misclassification claims following the change to the U.S. presidential administration;

•	risks relating to our relationships with the independent contractor drivers, including shortages of available drivers and possible increases in driver compensation;

•

failure to continue to meet all applicable Nasdaq listing requirements and risks relating to the consequent delisting of our common stock from Nasdaq, which could adversely affect the market liquidity of our common stock, the ability for us to raise capital, and could decrease the market price of our common stock significantly;

•	risks related to the cannabis industry with respect to the business operations of referring merchants to third-party payment processing solution providers;

•	risks related to future sales of a substantial number of shares by existing stockholders which could in turn cause our share price to decline;

•	the risk that management’s use of the net proceeds from, or the continuation of, our at-the-market offering program (the “ATM Program”) does not increase the value of a stockholder’s investment;

•	the risk that future offerings of debt or equity securities that rank senior to our common stock may adversely affect the market price of our common stock;

•

the risk that the Debt Warrants and Convertible Notes as well as other derivative securities, if exercised or converted into shares of our common stock, would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders; and

•

other risks and uncertainties described in this prospectus under “Risk Factors” and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CERTAIN DEFINED TERMS

“business combination” means the transactions contemplated by the Merger Agreement consummated on November 15, 2018, including the merger of Waitr with and into Merger Sub with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned indirect subsidiary of the Company.

“Board” means the board of directors of the Company.

“Bylaws” means our second amended and restated bylaws as currently in effect.

“Cape Payment Acquisitions” means the acquisition by the Company of the Cape Payment Companies.

“Cape Payment Companies” means ProMerchant LLC, Cape Cod Merchant Services LLC and Flow Payments LLC.

“Charter” means our third amended and restated certificate of incorporation as currently in effect.

“Closing” means the closing of the business combination.

“Closing Date” means November 15, 2018, the closing date of the business combination.

“common stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means Waitr Holdings Inc., a Delaware corporation.

“Convertible Notes” means the $60,000,000 aggregate principal amount of convertible promissory notes issued to the Luxor Parties pursuant to the Convertible Notes Agreement.

“Convertible Notes Agreement” means that certain credit agreement, dated as of November 15, 2018, as amended on January 17, 2019, by and among the Company, as borrower, various lenders and Luxor Capital, as administrative agent and lead arranger.

“Credit Agreement” means that certain credit and guaranty agreement, dated as of November 15, 2018, as amended on January 17, 2019, by and among Merger Sub, as borrower, Waitr Intermediate Holdings, LLC, certain subsidiaries of Merger Sub, as guarantors, various lenders and Luxor Capital, as administrative agent, collateral agent and lead arranger.

“Debt Facility” means the $67,080,000 senior secured first priority term loan facility provided to Merger Sub pursuant to the Credit Agreement.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Luxor Capital” means Luxor Capital Group, LP.

“Luxor Parties” means Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Wavefront, LP and Lugard Road Capital Master Fund, LP.

“Luxor Warrants” means the four warrants exercisable for 384,615 shares of common stock issued to the Luxor Parties in connection with the Credit Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 16, 2018, by and among the Company, Merger Sub and Waitr, pursuant to which, on the terms and conditions contained therein, Waitr merged with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned indirect subsidiary of the Company.

“Merger Sub” means Waitr Inc. (formerly known as Landcadia Merger Sub, Inc.), a Delaware corporation and wholly-owned subsidiary of the Company.

“Nasdaq” means the Nasdaq Global Select Market.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Waitr” means Waitr Incorporated, a Louisiana corporation, which merged with and into Merger Sub at the Closing, with Merger Sub surviving the merger in accordance with the DGCL as a wholly-owned indirect subsidiary of the Company.

ABOUT WAITR HOLDINGS INC.

We operate an online ordering technology platform, providing delivery, carryout and dine-in options, connecting restaurants, drivers and diners in cities across the United States. We facilitate ordering of food and other products from local restaurants, national chains, grocery stores and other merchants. Our business has been built with a merchant-first philosophy by providing differentiated and brand additive services to the restaurants on the Platforms. These merchants benefit from the online Platforms through increased exposure to consumers for expanded business in the delivery market and carryout sales.

On August 25, 2021, we acquired ProMerchant LLC, Cape Cod Merchant Services LLC and Flow Payments LLC, which are in the business of facilitating merchant access to third-party payment processing solution providers.

Additionally, we recently announced a strategic initiative to change our corporate name and visual identity in a comprehensive rebrand, to be effective within the next ten months. The rebranding strategy reflects our ongoing commitment to innovation, continued expansion into new delivery verticals in the “last mile delivery” segment, maintenance of a technology-forward platform, and anticipated diversification and expansion into payment solutions.

Our principal executive offices are located at 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501 and our telephone number is 1-337-534-6881. Our website is located at www.waitrapp.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and our other filings with the SEC, which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:

•	sales and marketing expenses;

•	acquisitions or investments in businesses, products and technologies that are complementary to our own; or

•	capital expenditures and other corporate purposes.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of 250,000,000 shares of capital stock, consisting of (i) 249,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of April 8, 2022, there were 157,563,160 shares of common stock outstanding, held of record by approximately 9,607 holders, no shares of preferred stock outstanding, and four Luxor Warrants held by four holders, and four Convertible Notes held by four holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

We have not paid any cash dividends on our common stock to date. Holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) generally serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Luxor Warrants

In connection with the Debt Facility, we issued four Luxor Warrants to the lenders under the Debt Facility, exercisable for 574,704 shares of common stock as of December 31, 2021. The Luxor Warrants became exercisable after the consummation of the business combination and (i) will expire four (4) years from the Closing Date, (ii) have an exercise price of $8.70 per share as of December 31, 2021, and (iii) include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares. Holders of the Luxor Warrants have customary registration rights with respect to the shares underlying the Luxor Warrants. In addition, the Company is required to repay the Debt Facility in full in the event that either (i) the registration statement for the resale of the shares of our common stock underlying the Convertible Notes and Luxor Warrants has not been filed by December 15, 2018, or (ii) such registration statement is not effective within 180 days after the Closing Date. Such repayment shall be payable within nine months after the Debt Facility becomes due. We filed a registration statement for the resale of the shares of our common stock underlying the Convertible Notes and Luxor Warrants on December 7, 2018, and such registration statement became effective on February 14, 2019.

Convertible Notes

On November 15, 2018, in connection with the business combination, we entered into the Convertible Notes Agreement, pursuant to which we issued unsecured convertible promissory notes to the Luxor Parties in the aggregate principal amount of $60,000,000. The Convertible Notes bear interest at 6.0% per annum as of December 31, 2021, paid quarterly in cash, and will mature five years from the date of the Closing, unless earlier converted at the election of the holder. Upon maturity, the outstanding Convertible Notes (and any accrued but unpaid interest) will be repaid in cash or converted into shares of common stock, at the holder’s election.

At any time at the holder’s election, each Convertible Note may be converted in whole or in part into shares of common stock at a rate of $8.70 per share (subject to a 9.9% conversion cap) as of December 31, 2021. The Convertible Notes include customary anti-dilution protection, including broad-based weighted average adjustments for issuances of additional shares, and the shares issuable upon their conversion have certain registration rights.

We may only prepay the Convertible Notes with the consent of the holders of at least a majority-in-interest of the outstanding Convertible Notes.

Our payment obligations on the Convertible Notes are not guaranteed. The Convertible Notes Agreement contains negative covenants, affirmative covenants, representations and warranties and events of default that are substantially similar to those that are set forth in the Credit Agreement and applicable to Merger Sub (except those that relate to collateral and related security interests, which are not contained in the Convertible Notes Agreement or otherwise applicable to the Convertible Notes).

Transfer Agent and Warrant Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, our Charter and our Bylaws

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Charter provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings. The affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors is required to remove a director.

In addition, our Charter does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances. Our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our Charter also requires the approval by affirmative vote of the holders of at least seventy-five percent (75%) of our common stock for stockholders to make any amendment to key provisions of our Charter or

Bylaws. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Liability Limitations and Indemnification

Our Charter provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director in his or her capacity as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL unless the director (a) violated his or her duty of loyalty to the Company or its stockholders; (b) acted in bad faith; (c) knowingly or intentionally violated the law; (d) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions; or (e) derived improper personal benefit from his or her action as a director.

Our Charter further provides that, to the fullest extent permitted by applicable law, as amended from time to time, the Company shall indemnify and hold harmless any person who was or is made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that such person is or was a director or officer of the Company or, while a director or officer of the Company, is or was servicing at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as described below, with respect to proceedings to enforce rights to indemnification, the Company shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Our Charter also provides that in addition to the right of indemnification described above, an Indemnitee shall also have the right to be paid by the Company, to the maximum extent allowed by applicable law, the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL so requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Company’s receipt of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified.

Listing of Securities

Our common stock is listed on Nasdaq under the symbol “WTRH.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for Common Stock, Preferred Stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•

the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common stock or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, debt securities, warrants, and/or subscription rights in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the Nasdaq, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The consolidated financial statements of Waitr Holdings Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of our internal control over financial reporting as of December 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for leases) given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and our common stock at www.sec.gov.

Our Internet address is www.waitrapp.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. After accessing the website, the filings can be found by selecting the “Investor Relations” menu. The contents of the website are not incorporated into this prospectus or into our other filings with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof until the termination of any offering and after the date of the initial registration statement and prior to the effectiveness of the registration statement, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto, unless specifically referenced below.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022, as amended by Form 10K/A filed with the SEC on April 12, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 27, 2022, February 15, 2022, March 11, 2022 (only Item 5.02), and March 23, 2022;

•

the description of our shares of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on May 24, 2016 and amended on November  19, 2018, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.waitrapp.com), or by writing or telephoning us at the following address:

Waitr Holdings Inc.

214 Jefferson, Suite 200

Lafayette, Louisiana 70501

Attn: Secretary

(337) 534-6881

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.

Waitr Holdings Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$0
FINRA filing fee	*
Printing	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Registrant’s certificate of incorporation provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Registrant expects to enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant may purchase a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. List of Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

The following exhibits are filed as part of, or are incorporated by reference into, this Registration Statement on Firm S-3.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of May 16, 2018, by and between the Registrant, Landcadia Merger Sub Inc. and Waitr Incorporated (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on May 17, 2018).

2.2	Agreement and Plan of Merger, dated as of December 11, 2018, by and between the Registrant, Wingstip Merger Sub Inc. and BiteSquad.com, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on December 12, 2018).

2.3	Stock Purchase Agreement, dated as of December 11, 2018, by and among the Company, Bregal Sagemount II L.P., Bregal Sagemount II-A L.P. and Bregal Sagemount II-B L.P. and BiteSquad.com, LLC (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K (File No. 001-37788) filed by the Registrant on December 12, 2018).

2.4	Asset Purchase Agreement, dated as of August 9, 2021, by and among Waitr Holdings, Inc., Cape Payments LLC, Cape Cod Merchant Services LLC, Brett Husak, and Brad Anderson (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q (File No. 001-37788) filed by the Company on November 2, 2021).

2.5	Asset Purchase Agreement, dated as of August 9, 2021, by and among Waitr Holdings, Inc., Cape Payments LLC, Flow Payments LLC, Eastham Holdings LLC and ProMerchant LLC (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q (File No. 001-37788) filed by the Company on November 2, 2021).

2.6	Asset Purchase Agreement, dated as of August 9, 2021, by and among Waitr Holdings, Inc., Cape Payments LLC, ProMerchant LLC, Jabalah LLC and PMSB Holdings, LLC (incorporated by reference to Exhibit 10.3 of the Quarterly Report on Form 10-Q (File No. 001-37788) filed by the Company on November 2, 2021).

4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.4	Form of Luxor Warrant (incorporated by reference to Exhibit 4.3 of the Form 8-A/A (File No. 001-37788) filed by the Registrant on November 19, 2018).

4.5	Form of Indenture Relating to the Senior Debt Securities (incorporated by reference to Exhibit 4.5 to the Form S-3 (File No. 333-230721) filed on April 4, 2019).

4.6	Form of Indenture Relating to the Subordinated Debt Securities (incorporated by reference to Exhibit 4.6 to the Form S-3 (File No. 333-230721) filed on April 4, 2019).

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Preferred Stock Certificate.

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Moss Adams LLP.

23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

25.1**	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.5 or Exhibit 4.6 hereto.

107	Filing fee table

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	To be filed separately under the electronic form type 305B2, if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on April 12, 2022.

WAITR HOLDINGS INC.

By:	/s/ Carl Grimstad
	Name:	Carl Grimstad
	Title:	Chief Executive Officer

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POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Carl Grimstad and Thomas C. Pritchard and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl A. Grimstad Carl A. Grimstad	Chief Executive Officer and Chairman (Principal Executive Officer)	April 12, 2022

/s/ Leo Bogdanov Leonid Bogdanov	Chief Financial Officer (Principal Financial Officer)	April 12, 2022

/s/ Armen Yeghyazarians Armen Yeghyazarians	Chief Accounting Officer (Principal Accounting Officer)	April 12, 2022

/s/ Jonathan Green Jonathan Green	Director	April 12, 2022

/s/ Charles Holzer Charles Holzer	Director	April 12, 2022

/s/ Budford Ortale Budford Ortale	Director	April 12, 2022

/s/ Pouyan Salehi Pouyan Salehi	Director	April 12, 2022

/s/ Steven L. Scheinthal Steven L. Scheinthal	Director	April 12, 2022

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